UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):  December 15, 2016

SPECTRUM BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Deming Way

Middleton, Wisconsin 53562

(Address of principal executive offices) (Zip Code)

(608) 275-3340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment  of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2016, Spectrum Brands Holdings, Inc. and its wholly-owned subsidiary, Spectrum Brands, Inc. (the “Company”), entered into an amended and restated employment agreement with Andreas Rouvé, the Company’s President and Chief Executive Officer.  In addition, also on December 15, 2016, the Company entered into an amended and restated employment agreement with Douglas L. Martin, its Executive Vice President and Chief Financial Officer, and amended and restated severance agreements with Nathan E. Fagre, its Senior Vice President, General Counsel and Secretary, and Stacy L. Neu, its Senior Vice President of Human Resources.

The employment agreements with Mr. Rouvé and Mr. Martin, and the severance agreements with Mr. Fagre and Ms. Neu, were amended and restated in order to harmonize the change in control treatment applicable to each executive officer and to make such provisions consistent with those set forth in the Company’s employment agreement with David M. Maura, its Executive Chairman.  Accordingly, all of the Company’s named executive officers now have “double-trigger” change in control provisions, including Mr. Martin who formerly had a “single-trigger” provision.  Except as discussed in the summary of the principal amendments to the agreements below (and other mainly administrative changes), the prior agreements with each executive officer listed above, which were previously described in the Definitive Proxy Statement of Spectrum Brands Holdings, Inc. for its 2016 annual meeting of stockholders and filed with the Securities and Exchange Commission on December 21, 2015, were essentially unchanged.

Amended and Restated Employment Agreement with Mr. Rouvé

In accordance with Mr. Rouvé’s amended and restated employment agreement, if Mr. Rouvé’s employment is terminated by the Company without cause (and not due to death or disability) or by Mr. Rouvé for good reason in the period that begins 60 days prior to the occurrence of a change in control (as defined in the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan (the “Equity Award Plan”)), or, in limited cases, earlier, and ends upon the first anniversary of the change in control, then the termination will be deemed a “Change in Control Termination.”  Upon a Change in Control Termination, Mr. Rouvé will be entitled to the following severance benefits:  (i) a cash payment equal to the sum of 1.5 times his annual base salary and one times his target annual Management Incentive Plan or comparable successor plan (referred to herein as “MIP”) bonus of 125% of his then-current base salary, payable ratably on a monthly basis over the 18-month period following termination; (ii) a pro rata portion, in cash, of the annual MIP bonus he would have earned for the fiscal year in which termination occurs if his employment had not ceased; (iii) insurance coverage and certain other employee benefits for Mr. Rouvé and his dependents for the 18-month period following termination (subject to reduction if benefits of the same type are received by or made available to him during such period); (iv) payment of accrued vacation time pursuant to Company policy; and (v) immediate full vesting of all outstanding unvested time-based and performance-based equity awards at the target level, as provided in the applicable equity award agreement. The severance and benefits described above are conditioned upon Mr. Rouvé’s execution of a release of claims in favor of the Company and its affiliates. In addition, Mr. Rouvé’s employment agreement provides that he is not required to seek other employment or otherwise attempt to reduce the benefits payable to him during the severance payment period, and that there will not be any reduction or offset of such payments if Mr. Rouvé obtains other employment during such period (except as noted above with respect to insurance).

Prior to its amendment and restatement, the employment agreement with Mr. Rouvé provided that if a change in control occurred within 24 months following the effective date of the agreement (March 16, 2015), any unvested equity awards would vest in full in an amount equal to the full value of the award upon the earlier of (i) the first anniversary of the change in control and (ii) the date Mr. Rouvé’s employment was terminated by the Company without cause or by Mr. Rouvé for good reason.

A copy of the amended and restated employment agreement with Mr. Rouvé is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amended and Restated Employment Agreement with Mr. Martin

In accordance with Mr. Martin’s amended and restated employment agreement, if Mr. Martin's employment is terminated by the Company without cause (and not due to death or disability) or by Mr. Martin for good reason in the period that begins 60 days prior to the occurrence of a change in control (as defined in the Equity Award Plan), or, in limited cases, earlier, and ends upon the first anniversary of the change in control, then the termination will be deemed a “Change in Control Termination.”  Upon a Change in Control Termination, Mr. Martin will be entitled to the following severance benefits: (i) a cash payment equal to the sum of 1.5 times his annual base salary and one times his annual Management Incentive Plan or comparable successor plan bonus at target, payable ratably on a monthly basis over the 18-month period following termination; (ii) a pro rata portion, in cash, of the annual MIP bonus Mr. Martin would have earned for the fiscal year in which termination occurs if his employment had not ceased; (iii) insurance coverage and certain other employee benefits for Mr. Martin and his dependents for the 18-month period following termination (subject to reduction if benefits of the same type are received by or made available to him during such period); (iv) payment of accrued vacation time pursuant to Company policy; and (v) immediate full vesting of all outstanding unvested time-based and performance-based equity awards at the target level, as provided in the applicable equity award agreement. The severance and benefits described above are conditioned upon Mr. Martin execution of a release of claims in favor of the Company and its affiliates.  In addition, Mr. Martin’s employment agreement provides that he is not required to seek other employment or otherwise attempt to reduce the benefits payable during the severance payment period, and that there will not be any reduction or offset of such payments if Mr. Martin obtains other employment during such period (except as noted above with respect to insurance).

Prior to its amendment and restatement, the employment agreement with Mr. Martin provided that if he voluntarily terminated his employment within 60 days following a change in control that such termination would have been treated as a termination by the Company without cause and he would have been entitled to the payments and benefits specified above (with equity awards treated in accordance with the applicable plan).

A copy of the amended and restated employment agreement with Mr. Martin is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Amended and Restated Severance Agreements with Mr. Fagre and Ms. Neu

The severance agreements with Mr. Fagre and Ms. Neu were amended to specify that, in addition to a termination by the Company without cause, each executive officer would also be entitled to severance payments, including salary and bonus, and benefits, if the executive officer terminates employment for good reason.  The definition of good reason that is included in the amended and restated severance agreements is consistent with the definition used in the employment agreements for Messrs. Rouvé and Martin.  Good reason is defined in the amended and restated severance agreements as:  (i) any reduction, not consented to by the executive officer, in base salary or target bonus opportunity; (ii) the relocation, not consented to by the executive officer, of the office at which the executive officer is principally employed to a location more than 50 miles from such office, or the requirement by the Company that the executive officer be based at a location other than such office on an extended basis, except for required business travel; (iii) a substantial diminution or other substantive adverse change, not consented to by the executive officer, in the nature or scope of the executive officer’s responsibilities, authorities, powers, functions, or duties; (iv) a breach by the Company of any of its material obligations under the agreement; or (v) the failure of the Company to obtain the agreement for any successor to the Company or Spectrum Brands Holdings, Inc. to assume and agree to perform the agreement.

In accordance with the amended and restated severance agreements, if the executive officer’s employment is terminated by the Company without cause (and not due to death or disability) or by the executive for good reason in the period that begins 60 days prior to the occurrence of a change in control (as defined in the Equity Award Plan), or, in limited cases, earlier, and ends upon the first anniversary of the change in control, then the termination will be deemed a “Change in Control Termination.”  Upon a Change in Control Termination, the executive will be entitled to the following severance benefits: (i) a cash payment equal to 100% of the sum of the executive officer’s annual base salary (paid in equal semi-monthly installments for a one year period following termination); (ii) a lump sum cash payment, payable on or before December 31 following the end of such fiscal year in which the termination occurs (such payment will be delayed if it would subject to the executive officer to tax under Section 409A of the Internal Revenue Code), equal to the annual bonus to which the executive officer would have been entitled to had the Company’s achieved 100% of its performance goals for the fiscal year in which termination occurs; (iii) insurance benefits for the executive officer and the executive officer’s dependents for the 12-month period following termination (subject to reduction if benefits of the same type are received by or made available to such executive officer during such period); and (iv) immediate full vesting of all outstanding unvested time-based and performance-based equity awards at the target level, as provided in the applicable equity award agreement. The severance and benefits described above are conditioned upon the executive officer’s execution of a release of claims in favor of the Company and its affiliates. In addition, the severance agreements provide that the executive officer is not required to seek other employment or otherwise attempt to reduce the benefits payable during the severance payment period, and that there will not be any reduction or offset of such payments if the executive officer obtains other employment during such period (except as noted above with respect to insurance).

Copies of the amended and restated employment agreement with Mr. Fagre and Ms. Neu are filed as Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of December 15, 2016, by and between Spectrum Brands, Inc., Spectrum Brands Holdings, Inc. and Andreas Rouvé.
10.2	Amended and Restated Employment Agreement, dated as of December 15, 2016, by and between Spectrum Brands, Inc. and Douglas L. Martin.
10.3	Amended and Restated Severance Agreement, dated as of December 15, 2016, by and between Spectrum Brands, Inc. and Nathan E. Fagre.
10.4	Amended and Restated Severance Agreement, dated as of December 15, 2016, by and between Spectrum Brands, Inc. and Stacey L. Neu.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.
Date: December 19, 2016

	By:	/s/ Nathan E. Fagre
Printed Name: Nathan E. Fagre
Title: General Counsel and Corporate Secretary

Spectrum Brands Holdings, Inc.

Exhibit Index

to

Form 8-K, dated December 15, 2016

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of December 15, 2016, by and between Spectrum Brands, Inc., Spectrum Brands Holdings, Inc. and Andreas Rouvé.
10.2	Amended and Restated Employment Agreement, dated as of December 15, 2016, by and between Spectrum Brands, Inc. and Douglas L. Martin.
10.3	Amended and Restated Severance Agreement, dated as of December 15, 2016, by and between Spectrum Brands, Inc. and Nathan E. Fagre.
10.4	Amended and Restated Severance Agreement, dated as of December 15, 2016, by and between Spectrum Brands, Inc. and Stacey L. Neu.